UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer IdentifiCAtion No.)

606 – 999 Canada Place Vancouver, BC Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-8765

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American and Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 14, 2023, Ivanhoe Electric Inc. (the “Company”) provided an updated Mineral Resource Estimate for its Santa Cruz Copper Project (the “Santa Cruz Project”) located west of Casa Grande, Arizona. A copy of the Company’s press release dated February 14, 2023, relating to the update is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On February 14, 2023, the Company provided an updated Mineral Resource Estimate for its Santa Cruz Project. The updated Mineral Resource Estimate now includes the first Mineral Resources declared at the East Ridge Deposit directly adjacent to the Santa Cruz Deposit, as well as at the Texaco Deposit approximately one mile to the northeast.

For more information, see the Technical Report Summary on the Santa Cruz Project, Arizona, U.S.A., prepared by Nordmin Engineering and Met Engineering, which is filed as Exhibit 96.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Nordmin Engineering related to S-K 1300 Technical Report
23.2	Consent of Met Engineering related to S-K 1300 Technical Report
96.1	Technical Report Summary on the Santa Cruz Project, Arizona, U.S.A., prepared by Nordmin Engineering Ltd. and Met Engineering LLC with an effective date of December 31, 2022
99.1	Press Release dated February 14, 2023
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: changes in the prices of copper or other metals the Company is exploring for; the results of exploration and drilling activities and/or the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations; the final assessment of exploration results and information that is preliminary; the significant risk and hazards associated with any future mining operations, extensive regulation by the U.S. government as well as local governments; changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the Company to perform as agreed; and the impact of political, economic and other uncertainties associated with operating in foreign countries, and the impact of the COVID-19 pandemic and the global economy and other risks detailed in the Company’s Registration Statement on Form S-1 (Registration No. 333-265175) and other public periodic filings with the U.S. Securities and Exchange Commission. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward,” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement.

This report also contains references to estimates of Mineral Resources. The estimation of Mineral Resources is inherently uncertain and involves subjective judgments about many relevant factors. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including estimated future production, the anticipated tonnages and grades that will be mined and the estimated level of recovery that will be realized), which may prove to be unreliable and depend, to a certain extent, upon the analysis of drilling results and statistical inferences that ultimately may prove to be inaccurate. Mineral Resource estimates may have to be re-estimated based on: (i) fluctuations in copper, gold or other metal prices; (ii) results of drilling and other exploration activities; (iii) metallurgical testing and other studies; (iv) proposed mining operations, including dilution; (v) the evaluation and re-evaluation of mine plans subsequent to the date of any estimates and/or changes in mine plans; (vi) the possible failure to receive required permits, approvals and licenses; and (vii) changes in law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: February 14, 2023	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer

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